UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2012

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 7, 2012, the United States Bankruptcy Court, District of Minnesota, approved the sale of the assets of the Retail Services Division (“Fifty Below RSD”) of Fifty Below Sales and Marketing, Inc. (“Fifty Below”) to Project Viking II Acquisition, Inc. (together with ARI (as defined below), the “Company”), a wholly-owned subsidiary of ARI Network Services, Inc. (“ARI”), for a purchase price of $5.0 million (the “Asset Purchase”).

The Asset Purchase is presently scheduled to close on November 27, 2012; however, the Company and the Chapter 11 Operating Trustee for the Estate of Fifty Below (the “Trustee”) may choose to extend the closing date if the parties are unable to close by such date.  The Company further agreed that, to the extent that the Company is unable to close the Asset Purchase by November 27, 2012, and as long as the Company retains the sole and exclusive rights to acquire the assets of Fifty Below RDS, the Company will fund any and all operating cash deficits of Fifty Below RDS from November 27, 2012 to the date of close, subject to a maximum amount of $400,000.  The Company will not assume any outstanding debtor-in-possession financing obligation; however, the Company agreed to: (a) cover claims held by certain employees against the estate of Fifty Below, which the Company expects to total up to approximately $17,000 as of the closing date; and (b) release any potential claim against Fifty Below for alleged infringement of ARI’s intellectual property rights.

The Company intends to fund at least $1.5 million of the cash purchase price through a combination of the Company’s operating cash flows and availability under its existing line of credit with Fifth Third Bank, and up to $3.5 million through a loan from an individual investor (the “Investor”) pursuant to a commitment from the Investor under terms of a note (the “Note”) to be negotiated by the parties.  The Company anticipates that the Note will have a term of three and one-half years and bear interest at a rate of 10% per annum for the first twelve months and a rate of 14% thereafter until the Note is paid in full.  In addition, the Company has agreed to issue to the Investor 400,000 shares of Common Stock of ARI on the closing date as consideration in connection with the loan.  The Company has provided the Trustee with $900,000 in a non-refundable earnest money payment and the remaining purchase price will be paid on the closing date.

Item 8.01.	Other Events.

On November 13, 2012, the Company issued a press release relating to the events described above in Item 1.01.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No	Description

	99.1	Press Release dated November 13, 2012

Forward-Looking Statements

Certain statements in this report contain “forward‐looking statements” regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933.  All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements.  These statements are based on current expectation and information and the beliefs and assumptions of ARI’s management.  Words such as “expects,” “anticipates,” “goals,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements.  By their nature, forward-looking statements are based on various assumptions and are subject to inherent risks and uncertainties.  Readers are cautioned not to place undue reliance on our forward-looking statements as a number of factors could cause actual future results, conditions, actions or events to differ materially from the expectations or intentions expressed in the forward-looking statements.  Such factors include, but are not limited to: the possibility that the proposed transaction does not close when expected or at all due to ARI’s inability to obtain requisite consents of its primary lender in connection with financing for the transaction, or for other reasons that may or may not be within ARI’s control; uncertainties relating to the specific scope and nature of the assets proposed to be acquired, which uncertainties are inherent in acquisitions of assets that are part of a bankruptcy estate; and those other factors described in Part 1A of ARI’s annual report on Form 10-K for fiscal year ended July 31, 2012, filed with the Securities and Exchange Commission.  The forward-looking statements are made only as of the date hereof, and ARI undertakes no obligation to update these forward-looking statements except as may be required by applicable law or regulations.  For more information, please refer to the ARI’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2012	ARI NETWORK SERVICES, INC.

By: /s/ Darin R. Janecek

Darin R. Janecek
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 13, 2012

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